Exhibit 99.1

News release	January 16, 2024

HYZON TO PRESENT AT THE 26TH ANNUAL
NEEDHAM GROWTH CONFERENCE

ROCHESTER, N.Y., January 16, 2024 - Hyzon Motors Inc. (NASDAQ: HYZN) (Hyzon or the company), a high-power hydrogen fuel cell technology manufacturer and global supplier of zero-emission heavy-duty fuel cell electric vehicles (FCEVs), today announced that Chief Executive Officer Parker Meeks and Chief Financial Officer Stephen Weiland will present at the 26th Annual Needham Growth Conference on Wednesday, January 17, 2024 at 4:30 p.m. ET. The company also will host investor meetings on the same day.

The presentation will be webcast live and will also be available for replay on Hyzon’s investor relations website at https://investors.hyzonmotors.com/. Investors interested in a 1x1 meeting with the company should contact their Needham sales representative.

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About Hyzon
Hyzon Motors is a global supplier of high-power fuel cell technology focused on integrating the technology into zero-emission heavy-duty hydrogen fuel cell electric vehicles. Hyzon’s clean hydrogen infrastructure approach synchronizes supply with demand, accelerating the deployment of zero emission trucks. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks to customers in North America, Europe, Australia, and New Zealand to mitigate emissions from diesel transportation - one of the single largest sources of global carbon emissions. Hyzon is contributing to the adoption of fuel cell electric vehicles through its demonstrated technology advantage, fuel cell performance, and history of rapid innovation. Visit www.hyzonmotors.com.

Accelerating the
Energy Transition	hyzonmotors.com

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the

“Risk Factors” section of Hyzon’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 31, 2023, its Form 10-Q for the quarter ended September 30, 2023 filed on November 14, 2023, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Hyzon gives no assurance that Hyzon will achieve its expectations.

For media inquiries:
Hyzon@Kivvit.com

For investors:
ir@hyzonmotors.com

Accelerating the
Energy Transition	hyzonmotors.com